As filed with the Securities and Exchange Commission on March 21, 2008
Registration Statement No. 333-143492

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM SB-2
REGISTRATION STATEMENT ON FORM S-3/A UNDER THE SECURITIES ACT OF 1933

	ENER1, INC.
	(Name of small business issuer in its charter)

Florida	3691	59-2479377
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

500 W. Cypress Creek Rd., Suite 100, Ft. Lauderdale, FL 33309 (954) 556-4020
(Address and telephone number of principal executive offices)

Gerard A. Herlihy, Chief Financial Officer
Ener1, Inc.
500 W. Cypress Creek Rd., Suite 100, Fort Lauderdale, FL 33309
(954) 556-4020
(Name, address and telephone number of agent for service)

Copies to:
Stephen I. Glover, Esq.
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue
Washington DC 20036
Telephone: (202) 955-8500

Approximate date of proposed sale to the public: Not applicable

If any of the securities being registered on this form are to be offered on a delayed on continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

This Post-Effective Amendment No. 1 to the Registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to Section 8 (c) of the Securities Act of 1933, as amended, may determine.

DEREGISTRATION OF SECURITIES

On June 4, 2007, Ener1 Inc. ("Ener1") filed a Registration Statement on Form SB-2 (Registration No. 333-143492) (the "Registration Statement"), as amended on September 11, 2007 and September 24, 2007, registering the sale, from time to time, of up to 16,498,572 shares of Ener1's common stock (the "Common Stock") on behalf of the selling stockholders named in the Registration Statement.

Ener1 is no longer required to register the resale of the shares of Common Stock registered under the Registration Statement. Ener1 hereby amends the Registration Statement by deregistering 8,383,016 shares remaining unsold and files this Post-Effective Amendment No. 1 to remove all such unsold shares from registration and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-effective Amendment No. 1 to Registration Statement No. 333-143492 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on the 21st day of March, 2008.

ENER1, INC.

By:	/s/ Peter Novak
Peter Novak
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to Registration Statement No. 333-143492 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Novak	Chief Executive Officer, Director	March 21, 2008
Peter Novak	(Principal Executive Officer)

/s/ Gerard A. Herlihy	Chief Financial Officer	March 21, 2008
Gerard A. Herlihy	(Principal Financial Officer and
Principal Accounting Officer)

*	Director	March 21, 2008
Kenneth R. Baker

/s/ Elliot Fuhr	Director	March 21, 2008
Elliot Fuhr

*	Director	March 21, 2008
Karl Gruns

*	Director	March 21, 2008
Ludovico Manfredi

*By: /s/ Peter Novak
Peter Novak
Attorney in fact